Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

FOURTH QUARTER AND YEAR-END 2013 FINANCIAL RESULTS INCLUDING
AN ANNUAL INCREASE IN NET SALES OF 14.3%

NEWS RELEASE

Contact:	Robert Censullo
(973) 386-9696

Monday, March 31, 2014

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE MKT: WTT) announced today results for the fourth quarter and twelve months ended December 31, 2013.

For the quarter ended December 31, 2013, the Company reported net sales of $9,532,000, compared to $8,216,000 for the same period in 2012, an increase of 16.0%. Net sales in the Network Solutions segment were $6,012,000, compared to $4,700,000 for the same period in 2012, an increase of 28%. Net sales in the Test and Measurement segment were $3,520,000, compared to $3,516,000 for the same period in 2012.

For the twelve months ended December 31, 2013, the Company reported net sales of $33,825,000, compared to $29,595,000 for the same period in 2012, an increase of 14.3%. Net sales in the Network Solutions segment were $22,032,000, compared to $14,334,000 for the same period in 2012, an increase of 54%. Net sales in the Test and Measurement segment were $11,794,000, compared to $15,260,000 for the same period in 2012, a decrease of 23%.

Net Income for the three and twelve month periods ended December 31 was $1,348,000 and $3,842,000 or $.05 and $.16 per diluted share for 2013 and $1,005,000 and $3,171,000 or $.04 and $.13 per diluted share for 2012, respectively.

Non-GAAP normalized EBITDA for the three and twelve month periods ended December 31 was $1,280,000 and $4,564,000, for 2013 and $1,157,000 and $3,707,000 for 2012, respectively. Our non-GAAP normalized EBITDA results do not include the Company’s tax benefit, depreciation and amortization, interest expense, and certain other costs. A reconciliation of Net Income to non-GAAP normalized EBITDA results is included in an attachment to this press release.

Paul Genova, CEO of Wireless Telecom Group, Inc. commented “We continue to achieve strong revenue and income growth in the Network Solutions segment. Revenues increased by 54%, driven by our strong position in the North American DAS market and we continued to gain traction globally. Segment income increased by 59% to $5.6M. The primary driver of our growth is the implementation of LTE and DAS to satisfy increasing users’ demand for bandwidth that outpaces existing supply. We believe our Network Solutions segment is well-positioned to continue to take advantage of this market growth.”

“Our Test and Measurement segment showed softness in 2013 in large part due to the US Government sequester which had a negative effect on order flow during the year. However, we are encouraged by the recent large order of $1.1M received from the FAA which will be fulfilled in 2014 coupled with the release of our new Boonton USB Peak Power Meter product in the first quarter of 2014.”

Genova continued “In 2013, we increased our cash position to $16.6M driven by strong operating performance and the sale of a long-term real estate holding. Operations for the year ended December 2013 were impacted slightly by reduced gross margins primarily due to revenue softness in our Test and Measurement segment, non-cash charges related to our stock compensation plans and professional fees related to our strategic business review. In order to supplement the GAAP operating results, we have included within this release, certain non-GAAP financial measures to enhance the evaluation of our operating results in 2013. We look forward to ongoing improvements in our operations and cash flows as we continue to execute our strategic plan and pursue opportunities that will increase shareholder value.”

Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that are not in accordance with, nor an alternate to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. A reconciliation of our non-GAAP measures is included in an attachment to this press release.

Forward-Looking Statements

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Specifically, no assurances can be made with respect to: the contract awarded by the FAA or the Company’s ability to: gain traction globally regarding the Company’s Network Solutions segment, grow profitability in the Company’s Network Solutions business segment, improve revenue growth in our Test and Measurement segment as a result of the release of our new Boonton USB Peak Power Meter product, continue execution on the Company’s strategic plan, including continued revenue, earnings and cash flow improvements, and increase value to the Company’s shareholders. Further information regarding risks and uncertainties that could affect the Company’s results are identified in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013.

About Wireless Telecom Group, Inc.

Wireless Telecom Group designs and manufactures radio frequency (RF) and microwave-based products for wireless and advanced communications industries and markets its products and services worldwide under the Boonton, Microlab and Noisecom brands. Its complementary suite of high performance components and instruments includes RF combiners and broadband combiner boxes for in-building distributed antenna systems deployments (DAS), RF power splitters and diplexers, hybrid couplers, peak power meters, signal analyzers, noise modules, precision noise and generators. The Company serves both commercial and government markets with workflow-oriented, WiFi, WiMAX, satellite, cable, radar, avionics, medical, and computing applications. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wtcom.com.

See following Selected Financial Results

Wireless Telecom GroupINC.

25 Eastmans Road Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 386-9191

SELECTED FINANCIAL RESULTS

(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,

	2013	2012	2013	2012
Statement of Operations Data:
Net sales	$9,532	$8,216	$33,825	$29,595

Gross profit	4,493	4,132	16,128	14,777

Operating expenses
Research and development	686	633	2,645	2,524
Sales and marketing	1,335	1,255	4,858	4,603
General and administrative	1,809	1,420	6,429	4,892
Total operating expenses	3,830	3,308	13,932	12,019

Operating income	663	824	2,196	2,758

Interest and other (income) expense	5	(40)	(371)	(23)

Income before income taxes	658	864	2,567	2,781

Net income	$1,348	$1,005	$3,842	$3,171

Net income per common share:
Basic	$0.05	$0.04	$0.16	$0.13
Diluted	$0.05	$0.04	$0.16	$0.13

Weighted average shares outstanding:
Basic	24,033	24,069	23,935	24,259
Diluted	24,945	24,439	24,534	24,633

	Three months ended		Twelve months ended
	December 31,		December 31,

	2013	2012	2013	2012
Reconciliation of GAAP Net Income to Non-GAAP Normalized EBITDA:
GAAP net income	$1,348	$1,005	$3,842	$3,171
Tax benefit	(691)	(140)	(1,275)	(390)
Depreciation	97	93	345	351
Stock compensation expense	267	91	746	309
Interest	—	49	114	201
Non-recurring costs (1)	259	59	793	65
Non-GAAP normalized EBITDA	$1,280	$1,157	$4,565	$3,707

(1) Includes professional fees related to our strategic business review

	December 31,	December 31,
	2013	2012

Balance Sheet Data:
Cash & cash equivalents	$16,599	$12,970

Working capital	$29,205	$26,516

Total assets	$43,437	$41,230

Total liabilities	$3,163	$5,315

Shareholders’ equity	$40,274	$35,915